Exhibit 99.1
Macy’s, Inc. Board of Directors Responds to Unsolicited Non-Binding Proposal from Arkhouse and Brigade

Arkhouse and Brigade Failed to Provide Evidence of a Viable Financing Plan and Unsolicited Proposal Lacks Compelling Value

Macy’s, Inc. Board Remains Open to Opportunities to Create Shareholder Value
and Will Continue to Act in the Best Interest of All Shareholders

NEW YORK – January 21, 2024 – Macy’s, Inc. (NYSE: M) confirmed today that it received an unsolicited, non-binding proposal from Arkhouse Management Co. LP (“Arkhouse”) and Brigade Capital Management, LP (“Brigade”) to acquire all of the outstanding shares of the Company for $21.00 per share in cash on December 1, 2023, and that the Macy’s, Inc. Board of Directors (the “Board”) has determined that the non-binding proposal does not constitute a basis to enter into a non-disclosure agreement or provide any due diligence information to Arkhouse and Brigade.

The Macy’s, Inc. Board of Directors and management team are committed to driving long-term value and are open-minded about the best path to achieve this objective, regularly reviewing the Company’s structure, strategies and internal and external value-creation levers. Upon receipt of the unsolicited, non-binding proposal from Arkhouse and Brigade, consistent with its fiduciary duties, the Macy’s, Inc. Board conducted a careful review of the proposal in consultation with its independent legal, financial and real estate advisors.

Arkhouse and Brigade provided certain additional requested information relating to its financing plan, which the Board reviewed with the assistance of the Board’s advisors, but such additional information failed to address the Board’s concerns regarding Arkhouse and Brigade’s ability to finance their proposed transaction. Contrary to assertions by Arkhouse, Macy’s, Inc.’s financial advisors never stated there were no further questions regarding the financing plan for Arkhouse and Brigade’s proposal. As recently as January 15, 2024, Macy’s, Inc.’s financial advisors asked Jefferies, Arkhouse and Brigade’s financial advisor, whether there were any updates on the financing plan available to share with the Macy’s, Inc. Board, and no additional information was provided.

In light of the Board’s concerns, as well as the lack of compelling value in their non-binding proposal, the Board has determined not to enter into a non-disclosure agreement or provide any due diligence information to Arkhouse and Brigade.

“The Macy’s, Inc. Board of Directors and management team have a proven track record of evaluating a broad range of options to enhance shareholder value. Following careful consideration and efforts to gather additional information from Arkhouse and Brigade, the Board determined that Arkhouse and Brigade’s proposal is not actionable and that it fails to provide compelling value to Macy’s, Inc. shareholders,” said Jeff Gennette, Chairman and Chief Executive Officer of Macy’s, Inc. “We continue to be open to opportunities that are in the best interests of the Company and all of our shareholders.”

The full text of the letter sent by the Macy’s, Inc. Board to Arkhouse and Brigade is below:

January 21, 2024

Mr. Gavriel Kahane & Mr. Jonathon Blackwell
Arkhouse Management Co. LP

Mr. Matthew Perkal
Brigade Capital Management, LP

Dear Gavriel, Jonathon and Matthew,

    I have conveyed to the Macy’s, Inc. Board of Directors the discussions we have had with respect to your December 1, 2023 non-binding proposal to acquire the Company, as well as the related discussions between the Company’s financial advisors and your financial advisor, Jefferies. Over the
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intervening period, the Board, with the assistance of its legal, financial and real estate advisors, has carefully reviewed the terms of your non-binding proposal, the accompanying letter from Jefferies and the additional information relating to your financing plan as relayed through Jefferies.

    After consultation with our advisors, the Board continues to have serious reservations about your ability to finance your non-binding proposal. As an initial matter, the proposed financing plan remains entirely uncommitted and your “highly confident letter” is subject to numerous non-standard preconditions. Even were it to be less conditional, based upon advice from our advisors, we have significant concerns about the viability of the structure of your financing plan. For example, the Board has been advised that your proposed cash equity contribution of only 25% of the required capital is well below current market levels for similar transactions, and consequently, your proposed overall leverage is well in excess of what could likely be achieved in today’s marketplace and sustainable for a company in our sector. Based upon advice the Board has received, we believe that this quantum of indebtedness, as well as your reliance on a large amount of payment-in-kind securities, make it highly unlikely that your proposed financing structure could be successfully executed.

    Given our concerns, which have not been addressed since my December 14, 2023 letter, as well as the lack of compelling value in your non-binding proposal, the Board does not see a basis to enter into a non-disclosure agreement or provide any due diligence information in response to your proposal. Such an exercise would unnecessarily distract our management team as it continues to drive value for shareholders through execution of our business strategy and value creation levers.

    Should you have anything new to share, we continue to be open to opportunities that are in the best interests of Macy’s, Inc. and all of our shareholders.

                             On behalf of the Board of Directors,

                                  Jeff Gennette
Chairman and Chief Executive Officer

Bank of America Securities and Wells Fargo are acting as financial advisors and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to the Company.

About Macy’s, Inc.

At Macy’s, Inc. (NYSE: M), we are a trusted source for quality brands at great values from off-price to luxury. Across our iconic nameplates, including Macy’s, Bloomingdale’s and Bluemercury, we help our customers express their unique style and celebrate special moments, big and small. Headquartered in New York City, we operate one of retail’s largest e-commerce businesses integrated with a nationwide footprint to deliver the most convenient and seamless shopping experience. Our purpose is to create a brighter future with bold representation – so we can realize the full potential of every one of us. For more information, visit macysinc.com.

Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully execute against its five growth vectors, including the ability to realize the anticipated benefits associated with the strategy, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 28, 2023. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media – Chris Grams
communications@macys.com

Investors – Pamela Quintiliano
investors@macys.com